UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 10, 2009

Allied World Assurance Company Holdings, Ltd
__________________________________________
(Exact name of registrant as specified in its charter)

Bermuda	001-32938	98-0481737
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

27 Richmond Road, Pembroke, Bermuda,		HM 08
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	441-278-5400

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously reported in a Form 8-K filed with the SEC on August 6, 2009, the Board of Directors of Allied World Assurance Company Holdings, Ltd (the "Company") announced the appointment of Ms. Barbara T. Alexander as a director effective as of such date. At such time, Ms. Alexander was not appointed to any committees of the Company’s Board of Directors.

At the recommendation of the Nominating & Corporate Governance Committee of the Board of Directors, on November 5, 2009, Ms. Alexander was appointed to serve as a member of the Enterprise Risk Committee and the Compensation Committee of the Company’s Board of Directors.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Allied World Assurance Company Holdings, Ltd

November 10, 2009	By:	/s/ Wesley D. Dupont

Name: Wesley D. Dupont
Title: Executive Vice President, General Counsel and Corporate Secretary